EXHIBIT NO. 99.(g) 2

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

JPMORGAN CHASE BANK, N.A.  AND EACH OF THE INVESTMENT COMPANIES

Dated as of January 17, 2018

Trust	Fund

Stand Alone Trusts	Massachusetts Investors Growth Stock Fund

MFS Series Trust II	MFS Growth Fund

MFS Series Trust III	MFS Global High Yield Fund MFS High Income Fund MFS High Yield Pooled Portfolio MFS Municipal High Income Fund

MFS Series Trust IV	MFS Mid Cap Growth Fund

MFS Series Trust V	MFS International New Discovery Fund MFS Research Fund MFS Total Return Fund

MFS Series Trust VI	MFS Global Equity Fund MFS Global Total Return Fund MFS Utilities Fund

MFS Series Trust VIII	MFS Global Growth Fund MFS Strategic Income Fund

MFS Series Trust IX	MFS Corporate Bond Fund MFS Limited Maturity Fund MFS Municipal Limited Maturity Fund MFS Total Return Bond Fund

MFS Series Trust X	MFS Absolute Return Fund MFS Blended Research Mid Cap Equity Fund MFS Global Bond Fund

Trust	Fund

MFS Series Trust XIII	MFS Diversified Income Fund MFS Government Securities Fund

MFS Series Trust XIV	MFS Institutional Money Market Portfolio

MFS Series Trust XV	MFS Global Alternative Strategy Fund

MFS Series Trust XVI	MFS Prudent Investor Fund

MFS Municipal Series Trust

MFS Alabama Municipal Bond Fund
MFS Arkansas Municipal Bond Fund
MFS California Municipal Bond Fund
MFS Georgia Municipal Bond Fund
MFS Maryland Municipal Bond Fund
MFS Massachusetts Municipal Bond Fund
MFS Mississippi Municipal Bond Fund
MFS Municipal Income Fund
MFS New York Municipal Bond Fund
MFS North Carolina Municipal Bond Fund
MFS Pennsylvania Municipal Bond Fund
MFS South Carolina Municipal Bond Fund
MFS Tennessee Municipal Bond Fund
MFS Virginia Municipal Bond Fund
MFS West Virginia Municipal Bond Fund

MFS Institutional Trust	MFS Institutional International Equity Fund

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed in this Appendix A, on Behalf of each of Their Respective Portfolios			JPMorgan Chase Bank, N.A.

By:	CHRISTOPHER R. BOHANE	By:	ANNA MARIA CALLA MINNITI
Name:	Christopher R. Bohane	Name:	Anna Maria Calla Minniti
Title:	Assistant Secretary	Title:	Vice President